As filed with the Securities and Exchange Commission on December 28, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HANCOCK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Mississippi	64-0693170
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Hancock Plaza, 2510 14th Street

Gulfport, Mississippi 39501

(228) 868-4000

(Address, including zip code, and telephone number, including area code, of principal executive offices)

HANCOCK HOLDING COMPANY 401(K) SAVINGS PLAN

(Full title of the plan)

Joy Lambert Phillips

General Counsel

One Hancock Plaza, 2510 14th Street

Gulfport, Mississippi 39501

(228) 868-4000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $3.33 par value	1,200,000	$31.78	$38,136,000	$5,201.75

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the number of shares of common stock registered hereby shall be subject to adjustment to prevent dilution by reason of a stock dividend, stock split, recapitalization or similar transaction that results in an increase in the number of outstanding shares of common stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, and computed on the basis of the average of the high and low sales prices per share of the registrant’s common stock, $3.33 par value, as reported on the NASDAQ Global Select Market on December 26, 2012.

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) solely to register 1,200,000 additional shares of the $3.33 par value common stock of Hancock Holding Company (the “Registrant”) issuable under the Hancock Holding Company 401(k) Savings Plan. Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference herein the contents of its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 3, 1996 (Registration No. 333-05081).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

5.1	Opinion of Phelps Dunbar, L.L.P. as to the legality of the shares to be issued.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Phelps Dunbar, L.L.P. (included in Exhibit 5.1).

24	Power of Attorney (included on the signature page attached hereto).

99.1	Hancock Holding Company 401(k) Savings Plan and Trust.

The Registrant undertakes that the Hancock Holding Company 401(k) Savings Plan and any amendment thereto have been or will be submitted to the Internal Revenue Service in a timely manner, and all changes required by the Internal Revenue Service for the Hancock Holding Company 401(k) Savings Plan to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, have been or will be made.

II-1

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gulfport, State of Mississippi, on this 28th day of December, 2012.

HANCOCK HOLDING COMPANY

By:	/s/ Carl J. Chaney
Carl J. Chaney
President, Chief Executive Officer and
Director

By:	/s/ John M. Hairston
John M. Hairston
Chief Executive Officer, Chief Operating
Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Carl J. Chaney and John M. Hairston, an each or any one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith and all instruments necessary, appropriate or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and other federal and state securities laws, in connection with the Hancock Holding Company 401(k) Savings Plan, and to file any such documents or instruments with the Securities and Exchange Commission, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Carl J. Chaney	President, Chief Executive Officer	December 28, 2012
Carl J. Chaney	and Director
(Principal Executive Officer)

/s/ John M. Hairston	Chief Executive Officer, Chief	December 28, 2012
John M. Hairston	Operating Officer and Director
(Principal Executive Officer)

/s/ Michael M. Achary	Chief Financial Officer	December 28, 2012
Michael M. Achary	(Principal Financial Officer and
Principal Accounting Officer)

/s/ James B. Estabrook, Jr.	Chairman and Director	December 28, 2012
James B. Estabrook, Jr.

/s/ Frank E. Bertucci	Director	December 28, 2012
Frank E. Bertucci

/s/ Richard B. Crowell	Director	December 28, 2012
Richard B. Crowell

/s/ Hardy B. Fowler	Director	November 15, 2012
Hardy B. Fowler

/s/ Terence E. Hall	Director	December 28, 2012
Terence E. Hall

Director
Randall W. Hanna

/s/ James H. Horne	Director	December 28, 2012
James H. Horne

/s/ Jerry L. Levens	Director	December 28, 2012
Jerry L. Levens

/s/ R. King Milling	Director	December 28, 2012
R. King Milling

/s/ Eric J. Nickelsen	Director	December 28, 2012
Eric J. Nickelsen

/s/ Thomas H. Olinde	Director	December 28, 2012
Thomas H. Olinde

/s/ John H. Pace	Director	December 28, 2012
John H. Pace

/s/ Christine L. Pickering	Director	December 28, 2012
Christine L. Pickering

/s/ Robert W. Roseberry	Director	December 28, 2012
Robert W. Roseberry

/s/ Anthony J. Topazi	Director	December 28, 2012
Anthony J. Topazi

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Phelps Dunbar, L.L.P. as to the legality of the shares to be issued.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Phelps Dunbar, L.L.P. (included in Exhibit 5.1).

24	Power of Attorney (included on the signature page attached hereto).

99.1	Hancock Holding Company 401(k) Savings Plan and Trust.